UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 30, 2013

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317-262-4582

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2013, CTI Group (Holdings) Inc., a Delaware corporation (the “Company”), issued to Fairford Holdings, Ltd., a British Virgin Islands company, Michael Reinarts and John Birbeck (collectively, the “Lenders”) a Promissory Note (the “Note”) in the aggregate principal amount of $1,400,000 (the “Principal Amount”).

Under the Note, the Company may, from the date of the Note through and including the Maturity Date (as defined below), request that the Lenders make one or more advances under the Note (each, an “Advance”). The Lenders may, in their sole and absolute discretion, elect to make or decline to make any Advance requested by the Company under the Note.

Pursuant to the Note, the Company promises to pay to the Lenders, on demand made at any time following April 30, 2014, or if demand is not sooner made, on May 31, 2014 (such date, or if earlier, the date demand is made under the Note, the “Maturity Date”), the unpaid balance under the Note plus all interest accrued thereunder as of the Maturity Date in the following proportions: 80% to Fairford Holdings, Ltd., 10% to Michael Reinarts and 10% to John Birbeck.

Interest under the Note accrues at a fixed rate per annum equal to 6.50%. Under the Note, on December 31, 2013, the Company will pay to the Lenders all interest accrued under the Note as of such date.

As collateral for the Company’s satisfaction of its obligations under the Note, the Company pledges to the Lenders a purchase money lien in all accounts, any receivables, inventory, machinery, equipment, supplies, general intangibles, furniture and fixtures purchased with the Advances.

The Note may be prepaid in full or in part at any time without premium or penalty.

On October 30, 2013, the Company requested an Advance of $700,000 under the Note, and the Lenders elected to make such Advance to the Company.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Promissory Note, dated October 30, 2013, issued by CTI Group (Holdings) Inc. to Fairford Holdings, Ltd., Michael Reinarts and John Birbeck in the aggregate principal amount of $1,400,000.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

Date: November 1, 2013	By:	/s/ Manfred Hanuschek
		Name:	Manfred Hanuschek
		Title:	Chief Financial Officer